Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 27, 2009, relating to (i) the consolidated financial statements and financial statement schedule of Schering-Plough Corporation and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph regarding the Schering-Plough Corporation and subsidiaries’ adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) and (ii) the effectiveness of Schering-Plough Corporation and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
May 20, 2009